UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of report (Date of earliest event reported):  March 29, 2021
 ZOVIO INC
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1811 E. Northrop Blvd, Chandler, AZ 85286
(Address of Principal Executive Offices, including zip code)

 (858) 668-2586
(Registrant’s telephone number, including area code)
 None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZVO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of John Wilson as Director
On March 29, 2021, the board of directors (the “Board”) of Zovio Inc (the “Company”) voted to increase its authorized size from eight directors to ten directors. Contemporaneously and upon recommendation of the Nominating and Governance Committee of the Board, John Wilson was appointed to the Board to fill one of the newly created vacancies. Mr. Wilson will serve as a Class II director, with a term expiring at the Company’s 2023 annual meeting of stockholders. Mr. Wilson was also appointed to the Board’s Nominating and Governance Committee.
Mr. Wilson is a visiting scholar at the Harvard Business School, and is currently on leave from the Board of Overseers at Harvard University. Mr Wilson was previously a Senior Advisor to the President of Harvard from April 2018 to September 2020, and the President in Residence to the Harvard School of Education from August 2017 to April 2018. Prior to that, Mr. Wilson also served as the President of Morehouse College from 2013 to 2017. Additionally, Mr. Wilson served as the Executive Director of the White House initiative on Historically Black Colleges and Universities (HBCUs) from 2009 to 2013. Mr. Wilson has also held Executive Dean and Associate Professor roles at the George Washington University, as well as Director positions at the Massachusetts Institute of Technology (MIT). Mr. Wilson earned his B.A. from Morehouse College and a Masters in Education and Masters in Theological Studies from Harvard. Mr. Wilson also earned his Doctorate in Education from Harvard Graduate School of Education. Mr. Wilson brings to the Board his vast experience in the higher education industry and governmental policy.
In connection with his appointment to the Board and in accordance with the Company’s non-employee director compensation program, Mr. Wilson will receive a base annual retainer of $50,000 for service of the Board. In addition, Mr. Wilson is eligible to receive a restricted stock unit (“RSU”) grant under the Company’s Amended and Restated 2009 Stock Incentive Plan, as amended (the “2009 Plan”), for a number of shares of the Company common stock equal to the quotient of (a) $85,000, divided by (b) the average closing price of the Company’s common stock on the Nasdaq Stock Market LLC (“Nasdaq”) over the previous 20 trading days prior to the date of grant. Mr. Wilson may be eligible for additional stock option and RSU awards that may be granted to the Company’s non-employee directors from time to time in the direction of the Board and the Compensation Committee of the Board.
Also in connection with his appointment to the Board, Mr. Wilson will execute the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.33 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2016 and is incorporated herein by reference.
Mr. Wilson is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Appointment of Ron Huberman as Director
On March 29, 2021, the Board, upon recommendation of the Nominating and Governance Committee of the Board, appointed Ron Huberman to the Board to fill one of the newly created vacancies. Mr. Huberman will serve as a Class I director, with a term expiring at the Company’s 2022 annual meeting of stockholders. Mr. Huberman was also appointed to the Board’s Audit Committee.
Mr. Huberman currently serves as the Chief Executive Officer of Benchmark Analytics, a provider of enterprise human capital management software and learning management. Mr. Huberman has also been a Senior Advisor for PeopleAdmin, a human capital software company, from 2016 to 2018. Mr. Huberman was also the Founder and Executive Board Chair for TeacherMatch from 2012 to 2016, which provides online predictive hiring tools for the K-12 market. Mr. Huberman has also held executive roles at Prairie Capital as well as within the Chicago Public Schools, Chicago Transit Authority, Chicago Office of the Mayor and Chicago Police Department. Mr. Huberman earned his B.A. from University of Wisconsin and both his M.A. and M.B.A. from the University of Chicago. Mr. Huberman currently serves on the boards of Benchmark Analytics, Learner's Edge and Right-at-School. Mr. Huberman brings to the Board a deep knowledge of business and a special focus on human capital management.
In connection with his appointment to the Board and in accordance with the Company’s non-employee director compensation program, Mr. Huberman will receive a base annual retainer of $50,000 for service of the Board. In addition, Mr. Huberman is eligible to receive a RSU grant under the 2009 Plan for a number of shares of the Company common stock equal to the quotient of (a) $85,000, divided by (b) the average closing price of the Company’s common stock on Nasdaq over the previous 20 trading days prior to the date of grant. Mr. Huberman may be eligible for additional stock option and RSU awards that may be granted to the Company’s non-employee directors from time to time in the direction of the Board and the Compensation Committee of the Board.

Also in connection with his appointment to the Board, Mr. Huberman will execute the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.33 to the Company’s Annual Report on Form 10-K filed with the SEC on March 8, 2016 and is incorporated herein by reference.
Mr. Huberman is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Director Class Reallocation
In order to achieve a more equal balance of membership among the Company’s three classes of directors in connection with the appointment of the Company’s new directors, the Board determined that one of its members should be reclassified from Class II (with a term expiring at the Company’s 2023 annual meeting of stockholders) to Class III (with a term expiring at the Company’s 2021 annual meeting of stockholders). Accordingly, on March 29, 2021, Ryan Craig agreed to resign from his position as a Class II director subject to his immediate reappointment as a Class III director. The Board accepted Mr. Craig’s resignation and immediately reappointed him as a Class III director. The resignation and reappointment of Mr. Craig was effected solely to rebalance the Board classes in connection with the appointment of the Company’s new directors, and for all other purposes, Mr. Craig’s service on the Board is deemed to have continued uninterrupted.
Item 8.01 Other Events.
On March 30, 2021, the Company issued a press release announcing the appointment of Mr. Wilson and Mr. Huberman as directors. Such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 30, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOVIO INC

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Date: March 30, 2021		Title: Executive Vice President, Secretary and General Counsel